Exhibit 99.2

Allscripts Healthcare Solutions, Inc.

Unaudited Pro Forma Combined Abbreviated Financial Information

We derived the following unaudited pro forma combined abbreviated financial information by applying pro forma adjustments attributable to the acquisition of the provider/patient engagement solutions business of NantHealth, Inc. (the “NantHealth business”) to our historical condensed consolidated financial statements and the combined abbreviated financial statements of the NantHealth business included elsewhere in this Form 8-K/A. The unaudited pro forma combined abbreviated balance sheet gives pro forma effect to the acquisition of the NantHealth business as if it had occurred on June 30, 2017. The unaudited pro forma combined abbreviated statements of operations for the year ended December 31, 2016 and the interim six-month period ended June 30, 2017, give effect to the acquisition of the NantHealth business as if it had occurred on January 1, 2016.

We also acquired Netsmart, Inc. (“Netsmart”) on April 19, 2016 and HealthMEDX, LLC (“HealthMEDX”) on October 27, 2016. The unaudited pro forma combined abbreviated statement of operations for the year ended December 31, 2016 gives effect to the Netsmart and HealthMEDX acquisitions as if they had occurred on January 1, 2015 by applying pro forma adjustments attributable to the Netsmart and HealthMEDX acquisitions to our historical condensed consolidated financial statements and the Netsmart and HealthMEDX historical financial statements. The unaudited pro forma combined abbreviated statement of operations for the interim six-month period ended June 30, 2017 does not include pro forma adjustments attributable to the Netsmart and HealthMEDX acquisitions since the historical results of both Netsmart and HealthMEDX are included in the consolidated historical results of Allscripts for the entire period.

We describe the assumptions underlying the pro forma adjustments in the accompanying notes to unaudited pro forma combined abbreviated financial information, which should be read in conjunction with the unaudited pro forma combined abbreviated financial information. The unaudited pro forma combined abbreviated financial information is for illustrative and informational purposes only and should not be considered indicative of the results that would have been achieved had the transactions been consummated on the dates or for the periods indicated and do not purport to represent consolidated balance sheet data or statement of operations data or other financial data as of any future date or any future period.

The unaudited pro forma combined abbreviated financial information should be read in conjunction with our historical consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017. The unaudited pro forma combined abbreviated financial information should also be read in conjunction with (i) the audited historical combined abbreviated financial statements of the NantHealth business for the 52 weeks ended on January 1, 2017 and the interim historical unaudited combined abbreviated financial statements of the NantHealth business for the 26 week interim periods ended on July 2, 2017 and July 3, 2016, included elsewhere in this Form 8-K/A, (ii) the audited historical consolidated financial statements of Netsmart as of and for the three years ended December 31, 2015 and the interim historical unaudited consolidated financial statements of Netsmart as of and for the three months ended March 31, 2016, included in our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on July 5, 2016, and (iii) the audited historical financial statements of HealthMEDX as of and for the year ended December 31, 2015, the interim historical unaudited financial statements of HealthMEDX as of and for the three and nine months ended September 30, 2015 and 2015 and the pro forma disclosure for the Netsmart and HealthMEDX acquisitions, included in our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on January 11, 2017.

Allscripts Healthcare Solutions, Inc.

Unaudited Pro Forma Combined Abbreviated Balance Sheet

As of June 30, 2017

(In thousands)

	Allscripts Historical {a}	NantHealth Business Historical {b}	NantHealth Business Pro Forma Adjustments		Pro Forma Allscripts and NantHealth Combined
ASSETS
Current assets:
Cash and cash equivalents	$89,114	$73	$(1,742)	{c}	$87,445
Accounts receivable, net	420,116	831			420,947
Prepaid expenses and other current assets	113,563	5,065	(3,271)	{d}	115,357
Total current assets	622,793	5,969	(5,013)		623,749
Available for sale marketable securities	63,450	-	(63,450)	{c}	-
Fixed assets and capitalized software development costs, net	353,390	11,470	(3,922)	{e}	360,938
Intangible assets, net	698,950	35,469	(23,069)	{f}	711,350
Goodwill	1,929,283	-	29,094	{g}	1,958,377
Deferred Taxes and other assets	116,189	4,966	22,700	{c}	139,078
			(4,777)	{d}
Total assets	$3,784,055	$57,874	$(48,437)		$3,793,492

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$114,725	$225			$114,950
Accrued expenses	136,630	1,354	787	{n}	138,771
Deferred revenue	388,647	8,206	(2,911)	{h}	393,942
Current maturities of long-term debt and capital lease obligations	32,446	-			32,446
Total current liabilities	672,448	9,785	(2,124)		680,109
Long-term debt and capital lease obligations	1,314,083	-			1,314,083
Deferred revenue	18,871	5,695	(3,132)	{h}	21,434
Deferred Taxes and other liabilities	203,554	-			203,554
Total liabilities	2,208,956	15,480	(5,256)		2,219,180
Redeemable convertible non-controlling interest - Netsmart	409,610	-			409,610
Stockholders’ equity	1,165,489	-	(787)		1,164,702
Net assets acquired and liabilities assumed	0	42,394	(42,394)	{i}	-
Total liabilities and stockholders’ equity	$3,784,055	$57,874	$(48,437)		$3,793,492

See Notes to Unaudited Pro Forma Combined Abbreviated Financial Information

Allscripts Healthcare Solutions, Inc.

Unaudited Pro Forma Combined Abbreviated Statement of Operations

For the Year ended December 31, 2016

(In thousands, except per share data)

	Allscripts Historical	Netsmart Historical for Period 1/1/16 to 4/19/16	Netsmart Pro Forma Adjustments {a}		HealthMEDX Historical for Period 1/1/16 to 10/27/16	HealthMEDX Pro Forma Adjustments		Pro Forma Allscripts, Netsmart and HealthMEDX Combined

Revenue	$1,549,899	$62,302	$22,319	{h}	$22,764	$(925)	{h}	$1,644,005
			(12,354)	{j}
Costs and expenses:
Cost of revenue	878,860	33,554	4,377	{f}	7,209	2,011	{f}	915,731
			(12,180)	{j}
			1,900	{k}
Selling, general and administrative expenses	423,362	72,708	(3,577)	{l}	14,562	(873)	{l}	451,238
			5,640	{f}		(2,504)	{f}
			(52,627)	{m}		(49)	{m}
			(5,404)	{n}
Research and development	187,906	5,984	(1,900)	{k}	3,245			195,235
Total costs and expenses	1,490,128	112,246	(63,771)		25,016	(1,415)		1,562,204
Income (loss) from operations	59,771	(49,944)	73,736		(2,252)	490		81,801
Interest expense	(68,141)	(17,363)	4,758	{o}	(266)	(2,194)	{o}	(83,206)
Goodwill impairment loss	-	-			-			-
Other (expense) income, net	(6,414)	-			123			(6,291)
Income (loss) before income taxes	(14,784)	(67,307)	78,494		(2,395)	(1,704)		(7,696)
Income tax benefit (provision)	17,814	20,818	(31,398)	{p}	-	682	{p}	7,916
Net income (loss)	3,030	(46,489)	47,096		(2,395)	(1,022)		220
Net income attributable to non-controlling interest	(146)	-	-		-	-		(146)
Accretion of redemption preference on redeemable convertible non-controlling interest - Netsmart	(28,536)	-	(16,637)	{q}	-	-		(45,173)
Net loss attributable to Allscripts Healthcare Solutions, Inc. stockholders	$(25,652)	$(46,489)	$30,459		$(2,395)	$(1,022)		$(45,099)

Loss per share - basic attributable to Allscripts Healthcare Solutions, Inc. stockholders	$(0.14)
Loss per share - diluted attributable to Allscripts Healthcare Solutions, Inc. stockholders	$(0.14)

Weighted-average shares outstanding:
Basic	186,188
Diluted	186,188

See Notes to Unaudited Pro Forma Combined Abbreviated Financial Information

Allscripts Healthcare Solutions, Inc.

Unaudited Pro Forma Combined Abbreviated Statement of Operations

For the Year ended December 31, 2016

(In thousands, except per share data)

	Pro Forma Allscripts, Netsmart and HealthMEDX Combined	NantHealth Business Historical {b}	NantHealth Business Pro Forma Adjustments		Pro Forma Allscripts, Netsmart, HealthMEDX and NantHealth Combined

Revenue	$1,644,005	$19,976	$(3,673)	{h}	$1,660,308
Costs and expenses:
Cost of revenue	915,731	28,226	(6,496)	{f}	937,482
			21	{r}
Selling, general and administrative expenses	451,238	18,435	(2,516)	{f}	469,177
			2,020	{r}
Research and development	195,235	14,327	991	{r}	210,553
Total costs and expenses	1,562,204	60,988	(5,980)		1,617,212
Income (loss) from operations	81,801	(41,012)	2,307		43,096
Interest expense	(83,206)				(83,206)
Goodwill impairment loss	-	(51,062)			(51,062)
Other (loss) income, net	(6,291)		2,534		(3,757)
(Loss) income before income taxes	(7,696)	(92,074)	4,841		(94,929)
Income tax benefit (provision)	7,916	-	(1,936)	{p}	5,980
Net income (loss)	220	(92,074)	2,905		(88,949)
Net income attributable to non-controlling interest	(146)				(146)
Accretion of redemption preference on redeemable convertible non-controlling interest - Netsmart	(45,173)				(45,173)
Net loss attributable to Allscripts Healthcare Solutions, Inc. stockholders	$(45,099)	$(92,074)	$2,905		$(134,268)

Loss per share - basic attributable to Allscripts Healthcare Solutions, Inc. stockholders					$(0.72)
Loss per share - diluted attributable to Allscripts Healthcare Solutions, Inc. stockholders					$(0.72)

Weighted-average shares outstanding:
Basic					186,188
Diluted					186,188

See Notes to Unaudited Pro Forma Combined Abbreviated Financial Information

Allscripts Healthcare Solutions, Inc.

Unaudited Pro Forma Combined Abbreviated Statement of Operations

For the Six Months ended June 30, 2017

(In thousands, except per share data)

	Allscripts Historical {a}	NantHealth Business Historical {b}	NantHealth Business Pro Forma Adjustments		Pro Forma Allscripts and NantHealth Combined

Revenue	$839,566	$6,121	$(821)	{h}	$844,866
Costs and expenses:
Cost of revenue	473,423	14,531	(3,026)	{f}	484,251
			(677)	{r}
Selling, general and administrative expenses	238,085	8,682	(1,258)	{f}	245,218
			(291)	{r}
Research and development	95,691	7,943	(166)	{r}	103,468
Total costs and expenses	807,199	31,156	(5,418)		832,937
Income from operations	32,367	(25,035)	4,597		11,929
Interest expense	(40,470)				(40,470)
Impairment of long-term investments	(144,590)				(144,590)
Other income, net	282		1,371		1,653
(Loss) income before income taxes	(152,411)	(25,035)	5,968		(171,478)
Income tax benefit (provision)	835	-	(2,387)	{p}	(1,552)
Net income (loss)	(151,576)	(25,035)	3,581		(173,030)
Net income attributable to non-controlling interest	(189)				(189)
Accretion of redemption preference on redeemable convertible non-controlling interest - Netsmart	(21,925)				(21,925)
Net loss attributable to Allscripts Healthcare Solutions, Inc. stockholders	$(173,690)	$(25,035)	$3,581		$(195,144)

Loss per share - basic attributable to Allscripts Healthcare Solutions, Inc. stockholders	$(0.96)				$(1.08)
Loss per share - diluted attributable to Allscripts Healthcare Solutions, Inc. stockholders	$(0.96)				$(1.08)

Weighted-average shares outstanding:
Basic	181,193				181,193
Diluted	181,193				181,193

See Notes to Unaudited Pro Forma Combined Abbreviated Financial Information

Allscripts Healthcare Solutions, Inc.

Notes to Unaudited Pro Forma Combined Abbreviated Financial Information

(In thousands)

1. Basis of Pro Forma Presentation

The historical consolidated financial statements have been adjusted in the unaudited pro forma combined abbreviated financial information to give effect to pro forma events that are (1) directly attributable to the Netsmart, HealthMEDX and NantHealth business acquisitions, (2) factually supportable, and (3) with respect to the pro forma combined abbreviated statements of operations, expected to have a continuing impact on the combined results following the acquisitions. Each of the terms “we,” “us,” “our” or “Allscripts” as used herein refers collectively to Allscripts Healthcare Solutions, Inc. and its wholly-owned subsidiaries and controlled affiliates, unless otherwise stated.

The Netsmart, HealthMEDX and NantHealth business acquisitions are being accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, Business Combinations. As the acquirer for accounting purposes, we have estimated the fair value of Netsmart’s, HealthMEDX’s and the NantHealth business’ assets acquired and liabilities assumed. The unaudited pro forma combined abbreviated financial information reflects our preliminary estimate of the allocation of the purchase price of the NantHealth business, as described below, which is based on available information and certain assumptions which we believe are reasonable but are subject to change. The unaudited pro forma combined abbreviated financial information also reflects our final estimates of the allocations of the purchase price of Netsmart and HealthMEDX. We are in the process of completing our assessment of fair values of the NantHealth business’ identifiable tangible and intangible assets acquired, and liabilities assumed; therefore, the values set forth below relating to the allocation of the purchase price of the NantHealth business are subject to adjustment during the measurement period for such activities as estimating the useful lives of long-lived assets and finite-lived intangibles and finalizing the valuation of certain tangible assets and liabilities. In our opinion, all adjustments that are necessary to fairly present the unaudited pro forma combined abbreviated financial information have been made.

The unaudited pro forma combined abbreviated financial information does not reflect any integration activities or cost savings from operating efficiencies, synergies, asset dispositions or other restructurings that could result or have resulted from the Netsmart, HealthMEDX and NantHealth business acquisitions.

2. Aggregate Purchase Price

The acquisition of substantially all of the assets of the NantHealth business was completed on August 25, 2017 for an aggregate consideration of $22 million as shown in the table below. The purchase price was funded with available cash and the divestiture of the 15,000,000 shares of common stock of NantHealth, Inc. that were held by Allscripts as available for sale securities, which had a fair value of $42.8 million at the time of the transaction.  The transaction also included a modification of the existing commercial agreement between Allscripts and NantHealth, Inc.

Cash	$1,742
NantHealth common stock	42,750
Less: Value assigned to modification of existing commercial agreement with NantHealth	(22,700)
Total consideration for NantHealth provider/patient engagement solutions business	$21,792

3. Preliminary Aggregate Purchase Price Allocation

We have performed a preliminary valuation analysis as of the acquisition date of August 25, 2017 of the fair value of the NantHealth business’ assets acquired and liabilities assumed. The following table summarizes the preliminary allocation of the purchase price as of the acquisition date:

Cash and cash equivalents	$21
Accounts receivable, net	2,078
Prepaid expenses and other current assets	1,806
Fixed assets	7,099
Intangible assets	12,400
Goodwill	9,058
Other assets	205
Accounts payable and accrued expenses	(1,575)
Deferred revenue	(9,300)
Net assets acquired	$21,792

4. Pro Forma Adjustments

(a)

Represents the consolidated balance sheet and statement of operations of Allscripts, Netsmart and HealthMEDX as reflected in Allscripts Quarterly Report on Form 10-Q as of and for the quarterly period ended June 30, 2017.

(b)

The NantHealth business’ fiscal year consists of 52 or 53 weeks ending the Sunday closest to December 31st, with quarters of 13 or 14 weeks ending the Sunday closest to March 31st, June 30th, September 30th, and December 31st. the NantHealth business’ 2016 fiscal year is comprised of 52 weeks ended on January 1, 2017 and the first half of fiscal 2017 is comprised of the 26 weeks ended July 2, 2017.

(c)

Reflects adjustments to record the consideration paid for the Nanthealth business, including the divestiture of NantHealth common stock held by Allscripts and the recognition of the fair value assigned to modification of the existing commercial agreement with NantHealth, Inc.

(d)	Adjustment to write-off deferred implementation costs as part of the preliminary allocation of the NantHealth business’ purchase price.
(e)	Adjustment to write-off capitalized internal software development costs as part of the preliminary allocation of the NantHealth business’ purchase price.
(f)

Reflects the adjustment of the NantHealth business’ historical intangible assets acquired to their estimated fair values. As part of the preliminary valuation analysis, we identified intangible assets, including technology, product trademarks and customer relationships. The fair value of identifiable intangible assets is determined primarily using the “income approach,” which requires a forecast of all expected future cash flows. The following table summarizes the estimated fair values of the NantHealth business’ identifiable intangible assets and their estimated useful lives:

	Estimated Fair Value	Estimated Useful Life in Years	Year ended December 31, 2016 Amortization Expense	Six Months ended June 30, 2017 Amortization Expense
Technology	$3,000	5 years	$600	$300
Product Trademarks	200	5 years	40	20
Customer Relationships	9,200	19 years	484	242
Total	$12,400		$1,124	$562

Less: Historical amortization expense - Technology			(7,096)	(3,326)
Less: Historical amortization expense - Customer Relationships and Other			(3,040)	(1,520)

Pro forma adjustments to amortization expense - Technology			$(6,496)	$(3,026)
Pro forma adjustments to amortization expense - Customer Relationships and Product Trademarks			$(2,516)	$(1,258)

Estimated future amortization expenses for the NantHealth business’ definite-lived intangible assets is as follows:

Year ended December 31,
Year 2 after acquisition	$1,124
Year 3 after acquisition	1,124
Year 4 after acquisition	1,124
Year 5 after acquisition	911
Year 6 after acquisition	484
Total	$4,767

The following table summarizes the estimated fair values of Netsmart’s identifiable intangible assets and their estimated useful lives:

	Estimated Fair Value	Estimated Useful Life in Years	Year ended December 31, 2016 Amortization Expense
Technology	$144,000	10 years	$21,157
Corporate Trademark	27,000	indefinite	-
Product Trademarks	8,500	10 years	805
Customer Relationships	230,000	12-20 years	17,112
Total	$409,500		$39,074

Less: Historical amortization expense - Technology			(16,780)
Less: Historical amortization expense - Customer Relationships and Other			(12,277)

Pro forma adjustments to amortization expense - Technology			$4,377
Pro forma adjustments to amortization expense - Customer Relationships and Product Trademarks			$5,640

Estimated future amortization expenses for Netsmart’s definite-lived intangible assets is as follows:

Year ended December 31,
Year 2 after acquisition	$38,170
Year 3 after acquisition	40,891
Year 4 after acquisition	40,516
Year 5 after acquisition	39,313
Year 6 after acquisition	35,737
Total	$194,627

The following table summarizes the estimated fair values of HealthMEDX’s identifiable intangible assets and their estimated useful lives:

	Estimated Fair Value	Estimated Useful Life in Years	Year ended December 31, 2016 Amortization Expense
Technology	$11,410	10 years	$2,011
Product Trademark	680	10 years	76
Customer Relationships	8,850	14 years	592
Total	$20,940		$2,679

Less: Historical amortization expense - Technology			-
Less: Historical amortization expense - Customer Relationships and Trademark			(3,172)

Pro forma adjustments to amortization expense - Technology			$2,011
Pro forma adjustments to amortization expense - Customer Relationships and Trademark			$(2,504)

Estimated future amortization expenses for HealthMEDX’s definite-lived intangible assets is as follows:

Year ended December 31,
Year 2 after acquisition	$2,640
Year 3 after acquisition	2,565
Year 4 after acquisition	2,682
Year 5 after acquisition	2,413
Year 6 after acquisition	1,941
Total	$12,241
(g)

Reflects adjustment to remove the NantHealth business’ historical goodwill and record goodwill associated with the NantHealth business acquisition in the amount of $29 million. This goodwill amount is different from the goodwill amount shown in Note 3 above of $9 million, since it is based on the assumption that the NantHealth business acquisition occurred on June 30, 2017 for purposes of the pro forma combined abbreviated balance sheet presentation. The value of the NantHealth common stock decreased by $21 million during the period of July 1, 2017 to the transaction date of August 25, 2017.

(h)

Represents the estimated adjustments to decrease the assumed deferred revenue obligations to fair value and related amortization of such adjustments. The fair value was determined based on the estimated costs to fulfill the remaining performance obligations plus a normal profit margin. After the acquisitions, this adjustment will have a continuing impact and will reduce revenue related to the assumed performance obligations as these obligations are satisfied.

(i)	Represents the elimination of the historical difference between the net assets acquired and liabilities assumed of the NantHealth business.
(j)	Reflects the elimination of the impact of historical transactions between Allscripts and Netsmart.
(k)	Reflects the reclassification of the historical Netsmart amortization of technology from research and development expenses to cost of revenue to conform to Allscripts presentation.
(l)

The following table summarizes the changes in the estimated Netsmart depreciation expense to reflect the adjustment to the basis in the acquired Netsmart fixed assets to estimated fair value. The estimated remaining weighted-average useful life is 4.5 years.

Year ended December 31, 2016
Estimated depreciation expense	$5,964
Less: Historical depreciation expense	(9,541)
Pro forma adjustments to depreciation expense	$(3,577)

The following table summarizes the changes in the estimated HealthMEDX depreciation expense to reflect the adjustment to the basis in the acquired HealthMEDX fixed assets to estimated fair value. The estimated remaining weighted-average useful life is 1.5 years.

Year ended December 31, 2016
Estimated depreciation expense	$190
Less: Historical depreciation expense	(1,063)
Pro forma adjustments to depreciation expense	$(873)
(m)

The Netsmart pro forma adjustment reflects the elimination of the impact of the annual management fee paid by Netsmart to its former parent, plus direct expenses incurred, since such fee was terminated following the acquisition of Netsmart. In addition, the Netsmart pro forma adjustment includes the elimination of accelerated stock-based compensation expense recognized upon the settlement of Netsmart outstanding equity-based awards at the time of acquisition. The HealthMEDX pro-forma adjustment reflects the amortization of the unfavorable lease liability obligation.

(n)

Adjustment to reflect transaction-related costs incurred in connection with the Netsmart and the NantHealth business acquisitions as if such acquisitions occurred on January 1, 2015 and January 1, 2016, respectively.

(o)	The net increase to interest expense resulting from interest on the new debt incurred to finance the acquisition of Netsmart and the amortization of related debt issuance costs is as follows:
Year ended December 31, 2016
Elimination of historical debt-related interest expense and amortization of net debt issuance costs - Netsmart	$41,308
Interest expense on new first lien term loan - Netsmart	(22,400)
Interest expense on new second lien term loan - Netsmart	(17,536)
Interest expense on revolver borrowings - Allscripts	(956)
Amortization of new discount and debt issuance costs - Netsmart	(3,894)
Pro forma adjustments to move debt issuance costs write-off from April 2016 to January 2015	8,236
Pro forma adjustment to interest expense	$4,758

A 0.125% change in the variable interest rates of the additional borrowings by Allscripts and Netsmart would result in a $0.5 million approximate change in net income for the year ended December 31, 2016.

The net increase to interest expense resulting from interest on the new debt incurred to finance the acquisition of HealthMEDX and the amortization of related debt issuance costs is as follows:

Year ended December 31, 2016
Elimination of historical debt-related interest expense - HealthMEDX	$237
Interest expense on new incremental term loan - Netsmart	(1,963)
Amortization of new deferred debt issuance costs - Netsmart	(88)
Pro forma adjustments to move expensed debt issuance costs from October 2016 to January 2015 - Netsmart	80
Incremental interest expense accretion related to contingent consideration	(460)
Pro forma adjustment to interest expense	$(2,194)
(p)	Reflects the income tax effect of pro forma adjustments based on the estimated blended federal and state statutory rate of 40%.

(q)

The redeemable convertible non-controlling interest represents preferred units of Netsmart issued to GI Netsmart Holdings LLC in exchange for a cash contribution and preferred units issued to Netsmart’s management as part of the management rollover. The preferred units provide for a liquidation preference equal to the greater of (i) a return of the original issue price plus a preferred return (accruing on a daily basis at the rate of 11% per annum and compounding annually on the last day of each calendar year) or (ii) the as-converted value of the units. The unaudited pro forma combined abbreviated statement of operations for the year ended December 31, 2016 gives effect to the accretion of the 11% redemption preference as part of the calculation of net loss attributable to Allscripts stockholders.

(r)	Reflects the reversal of deferred implementation costs to conform to Allscripts presentation.